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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): JULY 27, 2004



                               NAVARRE CORPORATION
                               -------------------
             (Exact name of Registrant as specified in its charter)


         MINNESOTA                     0-22982                   41-1704319
         ---------                     -------                   ----------
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

                   7400 49TH AVENUE NORTH, NEW HOPE, MN 55428
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (763) 535-8333


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ITEM 5. OTHER EVENTS.

       Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer of the Company, entered into a Rule 10b5-1 trading plan to sell up to 700,000 shares of the Company's common stock presently held by him. Portions of the shares may be sold any time the stock achieves certain prearranged minimum prices and may take place beginning on August 1, 2004 and ending on July 31, 2005 unless sooner terminated. Mr. Paulson will have no control over the timing of any sales under the plan and there can be no assurance that the shares covered by the plan actually will be sold. Mr. Paulson entered into the plan in order to diversify his financial holdings, although he will continue to have a significant ownership interest in the Company.

      This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            NAVARRE CORPORATION

                                            By: /s/ Eric H. Paulson
                                                -----------------------------
                                                Eric H. Paulson
                                                Chairman of the Board, President
                                                and Chief Executive Officer


Dated:   July 27, 2004